                                                                  Exhibit 21.1

                           LIST OF SUBSIDIARIES



NAME                                   JURISDICTION OF INCORPORATION
----                                   -----------------------------
ACADIA Pharmaceuticals A/S             Denmark

ACADIA PharmacoGenomics Inc.           Delaware
